UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2013

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On January 25, 2013, Cardinal Health, Inc. (the "Company") was authorized to incur costs associated with exit or disposal activities in connection with a restructuring plan within its Medical segment. Under this restructuring plan, the Company expects to, among other things, move production of procedure kits from its facility in Waukegan, Illinois to other facilities and sell property and consolidate office space in Waukegan, Illinois. In addition, the Company is reorganizing its Medical segment organization and plans to sell its sterilization processes in El Paso, Texas. The Company's segment reporting structure will not change as a result of this restructuring.
In connection with the sale of property in Waukegan, Illinois, the Company anticipates a write-down of the property to fair value less costs to sell. This write-down will be recognized in fiscal 2014 when the Company satisfies the held for sale criteria specified in FASB ASC Topic 360, "Property, Plant, and Equipment."
At this time, the Company estimates the total costs associated with this restructuring plan to be approximately $79 million on a pre-tax basis, including:

Expected loss on disposal	$25 million
Employee-related costs	$33 million
Facility exit costs (including accelerated depreciation)	$21 million
Approximately $33 million of these costs, primarily employee-related costs, are expected to result in future cash expenditures. The Company expects this restructuring plan to be completed by the end of fiscal 2014 and expects to start realizing cost savings and other benefits from the plan beginning in fiscal 2014. All of the estimates described in this Item 2.05 may change in the future.
Forward-Looking Statements
This Form 8-K contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the costs, effects, timing or success of the restructuring plan referred to in this Form 8-K; competitive pressures in the Company's various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, including the Company's relationships with CVS Caremark Corporation and Walgreen Co.; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel; uncertainties concerning the Company's ability to achieve the expected benefits of its Medical segment's business transformation project; and with respect to future dividends, the decision by the Company's board of directors to declare such dividends, which decision will depend on the Company's surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered. The Company is subject to additional risks and uncertainties described in its Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This Form 8-K reflects management's views as of January 30, 2013. Except to the extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

January 30, 2013	By:	/s/ Stuart G. Laws
Name: Stuart G. Laws
Title: Senior Vice President and Chief Accounting Officer

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